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                                                                  Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2005, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-123665) and related Prospectus of Park-Ohio Industries, Inc. for the registration of $210 million of its 8-3/8% Senior Subordinated Notes Due 2014.


                                                   /s/ Ernst & Young LLP


Cleveland, Ohio
June 14, 2005